UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2010

SIGNPATH PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-158474	20-5079533
(Commission File Number)	(IRS Employer Identification No.)

1375 California Road
Quakertown, PA  18951
(Address of Principal Executive Offices)      (Zip Code)

(215) 538-9996
(Registrant's Telephone Number, Including Area Code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e)           Effective July 12, 2010, SignPath Pharma (the “Company”) elected Jack Levine to its Board of Directors.  Other than a Director Offer Letter (the “Letter Agreement”) filed as Exhibit 10.1 to this Report, there are no arrangements or understandings between the Company and Mr. Levine.  This form of Letter agreement will be made available to all independent directors of the Company.

Certain biological information concerning Mr. Levine is as follows:

Jack Levine, age 60, was appointed to the Board of Directors of the Company on July 12, 2010.  Mr. Levine, a Certified Public Accountant, has been advising private companies for over 30 years.  From 1999 to 2007 he served as an Independent Board Member to Pharmanet, Inc. (Nasdaq) where from 2006-2007, he served as Chairman of the Board; in 2005, was a member of the Nominating Committee, Lead Director in 2004 and a member of the Compensation Committee in 2003.  Pharmanet is a global drug development services company providing a comprehensive range of services to pharmaceutical biotechnology, generic drug and medical device companies.  From 2004-2008, Mr. Levine served as Chairman of the Audit Committee of Grant Life Sciences (OTCBB), an R&D company focused on early detection of cervical cancer and also providing medical diagnostic kits.  From 2000-2006, Mr. Levine was Chairman either of the Audit Committee, Executive Committee or ALCO Committee of Beach Bank, Miami Beach, Florida.  He also served as Chairman of the Audit Committees of Prairie Fund (2000-2006) and Bankers Savings Bank (1996-1998).  From 2004-2006, Mr. Levine was a member of the Audit Committee of Miami Dade County School Board, the nation’s third largest school system with an annual budget exceeding $5 million.

Mr. Levine has been a licensed CPA in Florida since 1983 and in New York since 2009.  He has been a Committee member of the State of Florida – Florida Bar since 1993 and a Board Member of the Southeast Region of the American Friends of Bar-Ilan University since 2002.

Pursuant to the terms of the Letter Agreement, Mr. Levine was granted options to purchase 100,000 shares of Common Stock at $0.85 per share.  The options vests in three equal installments on each of the first three anniversary dates of the date of grant and is exercisable for ten (10) years from the date of grant.  He will be reimbursed for reasonable expenses incurred, however will not receive any other cash compensation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)           Exhibits

No.	Exhibits

10.1	Director Offer Letter dated July 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2010	SIGNPATH PHARMA INC.

By: /s/ Dr. Lawrence Helson
Name: Dr. Lawrence Helson
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Director Offer Letter dated July 12, 2010.